Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report on Form 10-Q of Energy West, Incorporated for the quarter ended March 31, 2008, I, Richard M. Osborne, Chairman and Chief Executive Officer of Energy West, Incorporated, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) such Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of Energy West, Incorporated.

Date: May 14, 2008	/s/ Richard M. Osborne
Richard M. Osborne
Chief Executive Officer (principal executive officer)